Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated October 19, 2020, with respect to the financial statements of Five Points Capital, Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chicago, Illinois

September 27, 2021